                     BOWATER INCORPORATED AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed financial statements give effect to the anticipated acquisition of Alliance Forest Products Inc. and subsidiaries ("Alliance") by Bowater Incorporated and subsidiaries ("Bowater"). The transaction will be accounted for using the purchase method of accounting, whereby the total cost of the transaction will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the transaction. For purposes of the unaudited pro forma condensed financial statements, such allocations have been made based upon management's estimates, including such estimates as the step-up in fixed assets, restructuring and related accruals and interest rates on short term debt to be borrowed to finance the cash portion of the transaction.

         Accordingly, the allocations of the purchase price included in the unaudited pro forma combined financial statements are preliminary. Independent appraisals and actuarial valuations will be conducted and final allocations will be made after closing.

         The unaudited pro forma condensed combined statements of operations were prepared as if the transaction occurred as of January 1, 2000, and the unaudited pro forma condensed combined balance sheet was prepared as if the transaction occurred as of March 31, 2001. These statements do not purport to represent what the results of operations or financial position of Bowater would actually have been if the transaction had in fact occurred on the applicable date. The pro forma combined financial statements were prepared using the historical accounting policies of both Alliance and Bowater, as applicable. In addition, these statements do not project the results of operation or financial position of Bowater for any future date or period and do not reflect the benefits expected to be realized from the transaction. The unaudited pro forma condensed combined financial statements should be read together with the historical consolidated financial statements and related notes of Bowater and Alliance.

                     BOWATER INCORPORATED AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED BALANCE SHEET - UNAUDITED
                                 MARCH 31, 2001
      (PRESENTED IN U.S. GAAP IN MILLIONS OF US$, EXCEPT PER SHARE AMOUNTS)

                                                                                     Pro Forma Adjustments
                                                                                  ----------------------------     Pro Forma
                                                        Bowater      Alliance (2)  Increases        Decreases       Combined
                                                      ------------  -----------   -----------     ------------     -----------

ASSETS

Current Assets:
    Cash and cash equivalents                              $ 15.5            -                                           15.5
    Marketable securities                                     0.4            -                                            0.4
    Accounts receivable, net                                314.7        112.1                                          426.8
    Inventories                                             177.7         91.1                                          268.8
    Other current assets                                     37.5          8.4                                           45.9
                                                      ------------  -----------   -----------     ------------     -----------
      Total current assets                                  545.8        211.6             -                -           757.4

Timber and timberlands                                      261.5          4.0                                          265.5
Fixed assets, net                                         2,970.8        800.9          22.5  (3)                     3,794.2
Notes receivable                                            147.0            -                                          147.0
Goodwill                                                    860.8         25.0                           25.0  (3)      860.8
Other assets                                                128.1         14.4                            1.5  (3)      141.0
                                                      ------------  -----------   -----------     ------------     -----------
      Total Assets                                      $ 4,914.0      1,055.9          22.5             26.5         5,965.9
                                                      ============  ===========   ===========     ============     ===========

LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities:
    Current installments of long-term debt                $ 142.7         36.1                                          178.8
    Short-term bank debt                                    452.4         33.5         261.4  (3)                       747.3
    Accounts payable and accrued liabilities                253.7        100.2          10.2  (3)                       364.1
    Income taxes payable                                        -          3.1                                            3.1
    Dividends payable                                        10.3            -                                           10.3
                                                      ------------  -----------   -----------     ------------     -----------
      Total current liabilities                             859.1        172.9         271.6                -         1,303.6

Long-term debt, net of current installments               1,296.4        225.9                                        1,522.3
Other long-term liabilities                                 325.5        134.7                           44.3  (3)      415.9
Deferred income taxes                                       504.3            -          40.9  (3)                       545.2
Minority interests in subsidiaries                          121.6            -                                          121.6
Commitments and contingencies
                                                      ------------  -----------   -----------     ------------     -----------
      Total liabilities                                   3,106.9        533.5         312.5             44.3         3,908.6

Shareholders' equity:
    Common stock                                             62.0        373.7                          373.7  (3)       62.0
    Exchangeable shares                                      59.6            -         250.2  (3)                       309.8
    Additional paid-in capital                            1,371.7          8.7                            8.7  (3)    1,371.7
    Retained earnings                                       837.1        140.0                          140.0  (3)      837.1
    Accumulated other comprehensive income (loss)           (36.3)           -                                          (36.3)
    Treasury stock                                         (487.0)           -                                         (487.0)
                                                      ------------  -----------   -----------     ------------     -----------
      Total shareholders' equity                          1,807.1        522.4         250.2            522.4         2,057.3
                                                      ------------  -----------   -----------     ------------     -----------
      Total liabilities and
        shareholders' equity                            $ 4,914.0      1,055.9         562.7            566.7         5,965.9
                                                      ============  ===========   ===========     ============     ===========

   See accompanying Notes to Pro Forma Condensed Combined Financial Statements

                     BOWATER INCORPORATED AND SUBSIDIARIES
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS - UNAUDITED
                      FOR THE YEAR ENDED DECEMBER 31, 2000
      (PRESENTED IN U.S. GAAP IN MILLIONS OF US$, EXCEPT PER SHARE AMOUNTS)

                                                                                        Pro Forma Adjustments
                                                                                   ------------------------------        Pro Forma
                                                          Bowater      Alliance (2)  Increases         Decreases         Combined
                                                        -----------   -----------  ------------      ------------      ------------

Sales                                                    $ 2,500.3         799.6                                           3,299.9
Cost of sales, excluding depreciation, amortization
  and cost of timber harvested                             1,549.9         613.9                                           2,163.8
Depreciation, amortization and cost of timber harvested      295.2          29.8          24.3 (4)(5)                        349.3
Distribution costs                                           166.6          68.7                                             235.3
Selling and administrative expense                           132.6          21.5                                             154.1
Impairment of assets                                             -          42.3                                              42.3
Net gain on sale of assets                                     7.3           7.4                                              14.7
                                                        -----------   -----------  ------------      ------------      ------------
      Operating income                                       363.3          30.8         (24.3)                -             369.8

Other expense (income):
    Interest income                                          (15.6)            -                                             (15.6)
    Interest expense, net of capitalized interest            135.2           7.7          15.7  (6)                          158.6
    Other, net (7)                                             4.5           5.7                                              10.2
                                                        -----------   -----------  ------------      ------------      ------------
      Income before income taxes and minority interests      239.2          17.4         (40.0)                -             216.6
Provision for income tax expense                              70.3           7.9                            15.6 (4)(5)(6)    62.6
Minority interests in net income of subsidiaries               9.5             -                                               9.5
                                                        -----------   -----------  ------------      ------------      ------------
      Net income                                           $ 159.4           9.5         (40.0)             15.6             144.5
                                                        ===========   ===========  ============      ============      ============

Earnings per share:

    Basic earnings per share                                $ 3.05                                                          $ 2.50
                                                        ===========                                                    ============

    Average common shares outstanding                         52.3                         5.4  (3)            -              57.7
                                                        ===========                ============      ============      ============

    Diluted earnings per share                              $ 3.02                                                          $ 2.48
                                                        ===========                                                    ============

    Average common and common equivalent
      shares outstanding                                      52.8                         5.4  (3)            -              58.2
                                                        ===========                ============      ============      ============

   See accompanying Notes to Pro Forma Condensed Combined Financial Statements

                     BOWATER INCORPORATED AND SUBSIDIARIES
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS - UNAUDITED
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
      (PRESENTED IN U.S. GAAP IN MILLIONS OF US$, EXCEPT PER SHARE AMOUNTS)

                                                                                       Pro Forma Adjustments
                                                                                   ------------------------------         Pro Forma
                                                          Bowater      Alliance (2)  Increases         Decreases          Combined
                                                        -----------   -----------  ------------      ------------       -----------

Sales                                                      $ 604.9         198.2                                             803.1
Cost of sales, excluding depreciation, amortization
  and cost of timber harvested                               376.0         145.4                                             521.4
Depreciation, amortization and cost of timber harvested       76.8           8.7           6.6 (4)(5)                         92.1
Distribution costs                                            39.9          15.8                                              55.7
Selling and administrative expense                            16.8           5.6                                              22.4
Net gain (loss) on sale of assets                             (5.8)          5.4                                              (0.4)
                                                        -----------   -----------  ------------      ------------       -----------
      Operating income                                        89.6          28.1          (6.6)                -             111.1

Other expense (income):
    Interest income                                           (3.6)            -                                              (3.6)
    Interest expense, net of capitalized interest             35.2           4.5           3.9  (6)                           43.6
    Other, net (7)                                            (4.6)         15.0                                              10.4
                                                        -----------   -----------  ------------      ------------       -----------
      Income before income taxes and minority interests       62.6           8.6         (10.5)                -              60.7
Provision for income tax expense                              20.4           5.1                             4.1 (4)(5)       21.4
                                                                                                                    (6)
Minority interests in net income of subsidiaries               4.5             -                                               4.5
                                                        -----------   -----------  ------------      ------------       -----------
      Net income                                            $ 37.7           3.5         (10.5)              4.1              34.8
                                                        ===========   ===========  ============      ============       ===========

Earnings per share:

    Basic earnings per share                                $ 0.73                                                          $ 0.61
                                                        ===========                                                     ===========

    Average common shares outstanding                         51.6                         5.4  (3)            -              57.0
                                                        ===========                ============      ============       ===========

    Diluted earnings per share                              $ 0.72                                                          $ 0.61
                                                        ===========                                                     ===========

    Average common and common equivalent
      shares outstanding                                      52.1                         5.4  (3)            -              57.5
                                                        ===========                ============      ============       ===========


   See accompanying Notes to Pro Forma Condensed Combined Financial Statements

                     BOWATER INCORPORATED AND SUBSIDIARIES

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - UNAUDITED
                  (IN MILLIONS OF US$, UNLESS OTHERWISE NOTED)


1.     MAJOR ASSUMPTIONS

       The unaudited pro forma condensed financial statements give effect to the proposed Bowater acquisition of all outstanding stock of Alliance for C$13.00 in cash plus .166 shares of Bowater Common Stock or Exchangeable Shares for each Alliance common share. For pro forma accounting purposes, Bowater shares were valued at $46.65 per share of Bowater Common Stock or Exchangeable Shares which represents a six-day average, three trading days prior to March 31, 2001, and three trading days after. Alliance has a total of approximately 32.3 million outstanding shares, assuming all outstanding Alliance options that are in-the-money are exercised. Using the exchange ratio of .166, this would result in the issuance of approximately 5.4 million shares of Bowater Common Stock or Exchangeable Shares and C$ 420.1 million (US$ 266.3 million) in cash. A cash benefit of C$ 41.3 million (US$ 26.2 million) would also be realized from the exercise of approximately 2.0 million Alliance stock options that are in-the-money at an average exercise price of C$ 20.17. There are 0.7 million out-of-the-money options that were not valued as part of the transaction and will terminate prior to the close of the transaction.
       All Alliance stock options will vest upon a change in control and all stock options granted by Alliance will have been exercised or terminated and all Alliance stock purchase plans will have been terminated prior to the close of the transaction. Therefore, no stock options will be exchanged by Bowater in the transaction.


       The acquisition will be accounted for using the purchase method of accounting, whereby the total cost of the acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma condensed financial statements, such allocations have been made based upon management's estimates. Accordingly, the allocations of the purchase price included in the unaudited pro forma combined financial statements are preliminary.


       The unaudited pro forma condensed combined statements of operations were prepared as if the acquisition occurred as of January 1, 2000, and the unaudited pro forma condensed combined balance sheet was prepared as if the acquisition occurred as of March 31, 2001. These statements do not purport to represent what the results of operations or financial position of Bowater would actually have been if the acquisition had in fact occurred on the applicable date. The pro forma combined financial statements were prepared using the historical accounting policies of both Alliance and Bowater, as applicable. In addition, these statements do not project the results of operation or financial position of Bowater for any future date or period and do not reflect the benefits expected to be realized from the acquisition.

       The unaudited pro forma condensed financial statements have been prepared based on the annual audited financial statements of Bowater and Alliance or based on the unaudited interim financial statements.

2.     CONVERSION OF ALLIANCE'S HISTORICAL FINANCIAL STATEMENTS

       The pro forma condensed combined financial statements are presented in U.S. dollars and in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Alliance statements of operations for the year ended December 31, 2000, and for the three months ended March 31, 2001, were converted from C$ to US$ using an average exchange rate for each period (US$.6736 per C$1 and US$.6548 per C$1, respectively). The balance sheet of Alliance was converted from C$ to US$ using the exchange rate effective on the balance sheet date (US$.6340 per C$1). Certain adjustments were necessary to convert Alliance's historical financial statements, which were prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP), to U.S. GAAP. The material adjustments are summarized below.

                     BOWATER INCORPORATED AND SUBSIDIARIES

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - UNAUDITED
                  (IN MILLIONS OF US$, UNLESS OTHERWISE NOTED)


                                                         Canadian      Canadian        U.S.
                                                           GAAP          GAAP          GAAP
                                                            C$            US$           US$
                                                        -----------  -------------  -----------
As of March 31, 2001:

  ASSETS

    Accounts receivable, net                                 176.8          112.1        112.1
    Inventories                                              143.7           91.1         91.1
    Other current assets                                      13.3            8.4          8.4
                                                        -----------  -------------  -----------
    Total current assets                                     333.8          211.6        211.6
    Timber and timberlands                                     6.3            4.0          4.0
    Fixed assets, net                                      1,263.3          800.9        800.9
    Goodwill                                                  39.4           25.0         25.0
    Other assets (A)                                          45.2           28.7         14.4
                                                        -----------  -------------  -----------
    Total Assets                                           1,688.0        1,070.2      1,055.9
                                                        ===========  =============  ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY

    Current installments of long-term debt                    57.0           36.1         36.1
    Short-term bank debt                                      52.8           33.5         33.5
    Accounts payable and accrued liabilities (B)             149.5           94.8        100.2
    Income taxes payable                                       4.9            3.1          3.1
                                                        -----------  -------------  -----------
    Total current liabilities                                264.2          167.5        172.9
    Long-term debt, net of current installments              356.3          225.9        225.9
    Other long-term liabilities (C)                          241.1          152.9        134.7
    Common stock (D)                                         608.4          385.7        373.7
    Additional paid-in capital                                13.7            8.7          8.7
    Retained earnings (A)(B)(C)(D)(F)                        204.3          129.5        140.0
                                                        -----------  -------------  -----------
    Total liabilities and shareholders' equity             1,688.0        1,070.2      1,055.9
                                                        ===========  =============  ===========

                     BOWATER INCORPORATED AND SUBSIDIARIES

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - UNAUDITED
                  (IN MILLIONS OF US$, UNLESS OTHERWISE NOTED)


                                                         Canadian      Canadian        U.S.
                                                           GAAP          GAAP          GAAP
                                                            C$            US$           US$
                                                        -----------  -------------  -----------
For the year ended December 31, 2000:

    Sales (E)                                              1,085.1          730.9        799.6
    Cost of sales (C)                                        910.6          613.4        613.9
    Depreciation and amortization                             44.3           29.8         29.8
    Distribution costs (E)                                      -              -          68.7
    Selling and administrative expense (C)                    31.7           21.4         21.5
    Impairment of assets                                      62.8           42.3         42.3
    Net gain (loss) on sale of assets                         11.0            7.4          7.4
                                                        -----------  -------------  -----------
    Operating income                                          46.7           31.4         30.8

    Other expense (income):
    Interest expense, net of capitalized interest             11.4            7.7          7.7
    Other, net (A)(B)                                           -              -           5.7
                                                        -----------  -------------  -----------
    Income before income taxes and minority interests         35.3           23.7         17.4
    Provision for income tax expense (F)                      14.0            9.4          7.9
    Minority interests in net income of subsidiaries            -              -            -
                                                        -----------  -------------  -----------
    Net income                                                21.3           14.3          9.5
                                                        ===========  =============  ===========

For the three-months ended March 31, 2001:

    Sales (E)                                                278.6          182.4        198.2
    Cost of sales                                            222.1          145.4        145.4
    Depreciation and amortization                             13.3            8.7          8.7
    Distribution costs (E)                                      -              -          15.8
    Selling and administrative expense                         8.5            5.6          5.6
    Net gain (loss) on sale of assets                          8.3            5.4          5.4
                                                        -----------  -------------  -----------
    Operating income                                          43.0           28.1         28.1

    Other expense (income):
    Interest expense, net of capitalized interest              6.9            4.5          4.5
    Other, net (A)(B)                                           -              -          15.0
                                                        -----------  -------------  -----------
    Income before income taxes and minority interests         36.1           23.6          8.6
    Provision for income tax expense (F)                      13.7            9.0          5.1
    Minority interests in net income of subsidiaries            -              -            -
                                                        -----------  -------------  -----------
    Net income                                                22.4           14.6          3.5
                                                        ===========  =============  ===========

                     BOWATER INCORPORATED AND SUBSIDIARIES

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - UNAUDITED
                  (IN MILLIONS OF US$, UNLESS OTHERWISE NOTED)



------------------
(A) Unrealized exchange gains and losses attributable to the translation of long-term debt denominated in a foreign currency and to cross-currency interest rate swaps, at rates in effect at the balance sheet date, are deferred and amortized over the remaining life of these financial instruments. Under U.S. GAAP, these gains and losses are charged to earnings.

(B) Under Canadian GAAP, unrealized exchange gains and losses on long-term derivative financial instruments designated to hedge forecasted transactions are recognized when the contracts expire. Under U.S. GAAP, such gains and losses (unless otherwise meeting the criteria of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended) are charged to earnings as though the Company had realized these contracts at year-end.

(C) The difference between the figures for pension benefit obligations and postretirement other than pensions presented under Canadian GAAP and those presented under U.S. GAAP results from the method used to apply the standards in Canada.

(D) Under Canadian GAAP, share issuance expenses are charged directly to retained earnings. Under U.S. GAAP, these expenses are deducted from the related proceeds, with the net proceeds being recorded in the capital stock account.

(E) Under Canadian GAAP, distribution costs, which include freight, commissions and discounts, are deducted from revenues in arriving at net sales. Under U.S. GAAP, commissions and freight costs should not be presented as deductions from sales but rather should be treated as operating expenses.

(F)    The tax effect of adjustments (A) - (C)

(G) Reclassifications have been made to reflect significant differences between Alliance and Bowater financial statement presentations.

                     BOWATER INCORPORATED AND SUBSIDIARIES

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - UNAUDITED
                  (IN MILLIONS OF US$, UNLESS OTHERWISE NOTED)


3.     PURCHASE PRICE ALLOCATION

       The purchase price, preliminary purchase price allocation, and financing of the transaction are summarized as follows:

       Purchase price to be paid is as follows:
            Cash, to be financed with short-term debt                                    $    240.1
            Issuance of approximately 5.4 million Bowater shares at $46.65                    250.2
            Transaction costs,  to be financed with short-term debt                            17.5
                                                                                            -------
                 Total purchase price                                                         507.8

       Purchase price allocated to:

          Historical book value of Alliance's assets and liabilities       $ 522.4    (A)
          Adjustments to adjust assets and liabilities to fair value:
                 Fixed assets                                                 22.5    (B)
                 Goodwill                                                    (25.0)   (C)
                 Other assets                                                 (1.5)   (D)
                 Short-term debt                                              (3.8)   (E)
                 Accounts payable and accrued liabilities                    (10.2)   (F)
                 Other long-term liabilities                                  44.3    (G)
                 Deferred income taxes                                       (40.9)   (H)
                                                                           ---------
                      Total Purchase Price Allocation                                         507.8
                                                                                            -------

                                                                                                -
                                                                                            =======

-------------------

(A) Represents the amount equal to common stock of $373.7 million, additional paid-in-capital of $8.7 million, and retained earnings of $140.0 million, eliminated in consolidation.

(B) To reflect the step-up in fixed assets to fair value based on management's estimate.

(C)    To reflect the write-off of Alliance's historical goodwill.

(D)    To reflect the write-off of Alliance's deferred financing costs.

(E) To reflect the issuance of new short-term debt to finance the reimbursement of Alliance's payments resulting from a change in control.

(F) To reflect restructuring and related accruals. Restructuring accruals include the costs associated with terminating employees and canceling leases on duplicate office facilities.

(G) To reflect the write-off of Alliance's deferred gain associated with a sale of timberlands and preliminary fair value adjustments to the carrying value of pension and other post-retirement employee benefit plans.

(H) To reflect the estimated net change in deferred tax liability arising from the purchase and the tax effect of adjustments (B) - (G).

                     BOWATER INCORPORATED AND SUBSIDIARIES

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - UNAUDITED
                  (IN MILLIONS OF US$, UNLESS OTHERWISE NOTED)


4.     DEPRECIATION

       Additional depreciation on the increase to fair market value of fixed assets has been calculated on a straight-line basis over an estimated 20 years. The pro forma adjustment to depreciation was $1.1 million in 2000 and $0.3 million for the three months ended March 31, 2001. A deferred tax benefit of $ 0.4 million and $0.1 million, calculated at 39%, resulted from the above charges in 2000 and for the three months ended March 31, 2001, respectively.

5.     AMORTIZATION OF DEFERRED GAIN

       Amortization of Alliance's deferred gain associated with a sale of timberlands has been eliminated. The pro forma adjustment was $23.2 million in 2000 and $6.3 million for the three months ended March 31, 2001. A deferred tax benefit of $9.0 million and $2.5 million, calculated at 39%, resulted from this adjustment in 2000 and for the three months ended March 31, 2001, respectively.

6.     INTEREST EXPENSE

       Pro forma interest expense has been increased resulting from the issuance of new short-term debt to finance the cash portion of the purchase price, transaction costs and reimbursement of Alliance's payments resulting from a change in control of the company. The interest rate on the short-term debt of $261.4 million is assumed to be 6%. The tax effect of increasing interest expense provides a benefit, calculated at 39%, of $6.2 million for 2000 and $1.5 million for the three months ended March 31, 2001. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $0.3 and $0.1, before taxes and $0.2 and $0.1, after taxes in 2000 and for the three months ended March 31, 2001, respectively.

7.     OTHER, NET - ALLIANCE

       Included in Alliance's "Other, net" are charges related to exchange losses on Canadian forward contracts and U.S. dollar denominated debt. These items amounted to $5.7 million ($4.3 million after tax) and $15.0 million ($11.1 million after tax) for 2000 and the three months ended March 31, 2001. The impact of these items on the pro forma diluted earnings per share was $0.07 and $0.19 for 2000 and the three months ended March 31, 2001.